Exhibit 10.8

FIRST AMENDMENT TO

SUBORDINATED NOTE PURCHASE AGREEMENT

This FIRST AMENDMENT TO SUBORDINATED NOTE PURCHASE AGREEMENT (this “Amendment”), is entered into as of July 26, 2013, by and between PATRIOT HOLDING CORP., a Minnesota corporation (“Issuer”) and Marathon Fund Limited Partnership V, a Delaware limited partnership, (“Purchaser”).

RECITALS

1.             The Purchaser and the Issuer entered into a Subordinated Note Purchase Agreement dated as of January 11, 2012 (the “Purchase Agreement”); and

2.             The Issuer desires to amend certain provisions of the Purchase Agreement, and the Purchaser has agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1.              Capitalized Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement, unless the context otherwise requires.

Section 2.              Amendments.  The Purchase Agreement is hereby amended as follows:

2.1        Definition.  The definition of “Maturity Date” in Section 1.1 of the Purchase Agreement is amended and restated to read in its entirety as follows:

“Maturity Date” shall mean July 26, 2017.

2.2        Unsecured Subordinated Note.  Exhibit 2.1 to the Purchase Agreement is amended in its entirety in the form of Exhibit 2.1 to this Amendment.

Section 3.              Effectiveness of Amendments.  The amendments in this Amendment shall become effective upon delivery by the Issuer of, and compliance by the Issuer with, the following:

3.1       This Amendment, duly executed by the Issuer.

3.2       The Unsecured Subordinated Note in the form of Exhibit 2.1 hereto, duly executed by the Issuer.

3.3       A Confirmation and Agreement of Guarantors attached hereto, duly executed by Guarantors.

3.4       A copy of the resolutions of the Issuer authorizing the execution, delivery and performance of this Amendment certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) that there have been no changes to the articles of incorporation of the Issuer since a true and correct copy of such document was previously provided to the Purchaser, (ii) that there have been no changes to the bylaws of the Issuer since a true and correct copy of such document was previously provided to the Purchaser, and  (iii) as to each officer of the Issuer authorized to execute this Amendment, and any other instrument or agreement executed by the Issuer in connection with this Amendment (collectively, the “Amendment Documents”), and as to specimens of such officer’s signature and such officer’s incumbency in such offices as such officer holds.

Section 4.              Representations, Warranties, Authority, No Adverse Claim.

4.1        Reassertion of Representations and Warranties, No Default.  The Issuer hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties in the Purchase Agreement are true, correct, and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Purchase Agreement, and (b) there will exist no Default or Event of Default under the Purchase Agreement as amended by this Amendment on such date that the Purchaser has not waived.

4.2        Authority, No Conflict, No Consent Required, Enforceability.  The Issuer represents and warrants that the Issuer has the power, legal right, and authority to enter into the Amendment Documents and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by the Issuer in connection therewith by proper corporate action, and neither the Amendment Documents nor the agreements therein contravenes or constitutes a default under any agreement, instrument, or indenture to which the Issuer is a party or a signatory, any provision of the Issuer’s articles of incorporation or bylaws, or any other agreement or requirement of law, or results in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Issuer or any of its property except, if any, in favor of the Purchaser.  The Issuer represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Issuer of the Amendment Documents or other agreements and documents executed and delivered by the Issuer in connection therewith or the performance of obligations

2

of the Issuer therein described, except for those that the Issuer has obtained or provided and as to which the Issuer has delivered certified copies of documents evidencing each such action to the Purchaser. The Issuer represents and warrants that the Amendment Documents constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

4.3        No Adverse Claim.  The Issuer warrants, acknowledges, and agrees that no events have taken place and no circumstances exist at the date hereof that would give the Issuer a basis to assert a defense, offset, or counterclaim to any claim of the Purchaser with respect to the Obligations.

Section 5.              Affirmation of Purchase Agreement, Further References.  The Purchaser and the Issuer each acknowledge and affirm that the Purchase Agreement and the other Loan Documents, each as hereby amended, are hereby ratified and confirmed in all respects and all terms, conditions, and provisions of the Purchase Agreement and the other Loan Documents, except as amended by this Amendment, shall remain unmodified and in full force and effect.  All references in any document or instrument to the Purchase Agreement are hereby amended to refer to the Purchase Agreement as amended by this Amendment.

Section 6.              Merger and Integration, Superseding Effect.  This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof and thereof.

Section 7.              Severability.  Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument, or transaction contemplated thereby or relating thereto shall be interpreted so as to be effective, valid, and enforceable under the applicable law of any jurisdiction, but if any provision of this Amendment, the other Amendment Documents, or any other statement, instrument, or transaction contemplated thereby or relating thereto is held to be prohibited, invalid, or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity, or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents, or any other statement, instrument, or transaction contemplated thereby or relating thereto in such jurisdiction, or affecting the effectiveness, validity, or enforceability of such provision in any other jurisdiction.

Section 8.              Successors.  The Amendment Documents shall be binding upon the Issuer, the Purchaser, and their respective successors and assigns, and shall inure to the benefit of the Issuer, the Purchaser, and the Purchaser’s successors and assigns.

3

Section 9.              Legal Expenses.  As provided in Section 7.2 of the Purchase Agreement, the Issuer agrees to pay or reimburse the Purchaser, upon execution of this Amendment, for all reasonable out-of-pocket expenses paid or incurred by the Purchaser, including filing and recording costs and fees, charges, and disbursements of outside counsel to the Purchaser in connection with the Purchase Agreement, including in connection with the negotiation, preparation, execution, collection, and enforcement of the Amendment Documents and all other documents negotiated, prepared, and executed in connection with the Amendment Documents, and in enforcing the obligations of the Issuer under the Amendment Documents, and to pay and save the Purchaser harmless from all liability for any stamp or other taxes that may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Issuer shall survive any termination of the Purchase Agreement.

Section 10.            Headings.  The headings of various sections of this Amendment are for reference only and shall not be deemed to be a part of this Amendment.

Section 11.            Counterparts.  The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document.

Section 12.            Governing Law.  THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF.

[the remainder of this page intentionally left blank]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

ISSUER:	PATRIOT HOLDING CORP.

	By:	/s/ Joseph M. Heinen
	Name:	Joseph M. Heinen
	Title:	Vice President, Secretary and Treasurer

PURCHASER:	MARATHON FUND LIMITED
PARTNERSHIP V
By: Miltiades L.P., its General Partner
By: Marathon Ultimate G.P. LLC, its General
Partner

		By:	/s/ Van Zandt Hawn
		Name:	Van Zandt Hawn
		Title:	Manager

[Signature Page to First Amendment to Subordinated Note Purchase Agreement]

CONFIRMATION AND AGREEMENT OF GUARANTORS

The undersigned, each a guarantor of the indebtedness of PATRIOT HOLDING CORP., a corporation organized under the laws of the State of Minnesota (“Patriot”), to MARATHON FUND LIMITED PARTNERSHIP V,  a Delaware limited partnership (the “Purchaser”) pursuant to a Guaranty dated as of January 12, 2011 (the “Guaranty”), hereby (i) confirms receipt of the foregoing First Amendment to Subordinated Note Purchase Agreement (the “Amendment”); (ii) consents to the terms and execution thereof; (iii) reaffirms its obligations to the Purchaser pursuant to the terms of its Guaranty; and (iv) acknowledges that the Purchaser may amend, restate, extend, renew or otherwise modify the Purchase Agreement, as such term is defined in the Amendment, and any indebtedness or agreement of Patriot, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty.

TRANSPORT CORPORATION OF AMERICA, INC.

By:	/s/ Mark J. Emmen
Name:	Mark J. Emmen
Title:	Chief Financial Officer, Vice President and Secretary

SOUTHERN CAL TRANSPORT, LLC

By:	/s/ Mark J. Emmen
Name:	Mark J. Emmen
Title:	Vice President, Treasurer and Secretary

TCA OF OHIO, INC.

By:	Mark J. Emmen
Name:	Mark J. Emmen
Title:	Secretary

[Confirmation and Agreement of Guarantors]

FV LEASING COMPANY

By:	/s/ Mark J. Emmen
Name:	Mark J. Emmen
Title:	Secretary

TA LOGISTICS, INC.

By:	Mark J. Emmen
Name:	Mark J. Emmen
Title:	Secretary

ADWAY LEASING, LLC

By:	/s/ Mark J. Emmen
Name:	Mark J. Emmen
Title:	Vice President, Treasurer and Secretary

[Confirmation and Agreement of Guarantors]

EXHIBIT 2.1 TO
PURCHASE AGREEMENT
AND FIRST AMENDMENT THERETO

FORM OF SUBORDINATED UNSECURED NOTE

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF AS OF JANUARY 12, 2011 (AS AMENDED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”), BY AND AMONG MARATHON FUND LIMITED PARTNERSHIP V, THE “SUBORDINATED CREDITOR” THEREUNDER, AND BANK OF AMERICA, N.A., AS AGENT FOR THE SENIOR CREDITORS (AS DEFINED THEREIN) (IN SUCH CAPACITY, THE “SENIOR CREDITOR AGENT”), AND ACKNOWLEDGED AND AGREED TO BY PATRIOT HOLDING CORP., A MINNESOTA CORPORATION, TRANSPORT CORPORATION OF AMERICA, INC., A MINNESOTA CORPORATION, SOUTHERN CAL TRANSPORT, INC., AN ALABAMA CORPORATION, AND EACH OTHER LOAN PARTY (AS DEFINED THEREIN); AND EACH HOLDER OF THIS INSTRUMENT, BY ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF SUCH SUBORDINATION AGREEMENT.

UNSECURED SUBORDINATED NOTE

$14,165,188.65	Minneapolis, Minnesota
July [ ], 2013

For Value Received, the undersigned PATRIOT HOLDING CORP., a Minnesota corporation (the “Maker”), promises to pay to the order of MARATHON FUND LIMITED PARTNERSHIP V, a Delaware limited partnership (the “Purchaser”), the principal sum of FOURTEEN MILLION ONE HUNDRED SIXTY FIVE THOUSAND ONE HUNDRED EIGHTY-EIGHT AND 65/100 DOLLARS ($14,165,188.65), together with interest as set out herein, at the main office of Purchaser in Minneapolis, Minnesota or such other place in the United States of America as (i) Purchaser may designate in writing or (ii) as may otherwise be required by the Note Purchase Agreement (as defined below).

Section 1.              Note Purchase Agreement; Subordination Agreement.

(a)           This Note is executed and delivered by the Maker pursuant to the terms and conditions of that certain Subordinated Note Purchase Agreement dated as of January 12, 2011 herewith (as amended, the “Agreement”), by and between the Maker and the Purchaser.  This Note is the “Note” under and as defined in the Agreement and subject to, and qualified by, the terms and conditions of the Agreement.  Purchaser is entitled to the benefits of the Agreement and all of the exhibits thereto, and reference is made thereto

Ex 2.1-1

for a description of all rights and remedies thereunder.  Neither reference to the Agreement, nor any provision thereof or security for the other obligations evidenced hereby, shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal amount hereof, together with all interest accrued thereon and expenses owed hereunder, when due.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

(b)           PAYMENT OF ALL AMOUNTS PAYABLE UNDER THIS NOTE IS SUBORDINATED TO THE “PAYMENT-IN-FULL” OF ALL “SENIOR CREDITOR OBLIGATIONS” PURSUANT TO AND AS SUCH TERMS ARE DEFINED IN THE SUBORDINATION AGREEMENT REFERRED TO IN THE LEGEND TO THIS NOTE.  ALL OF THE MAKER’S OBLIGATIONS AND ALL RIGHTS, REMEDIES AND OBLIGATIONS OF THE PURCHASER ARE SUBJECT TO THE SUBORDINATION AGREEMENT.

Section 2.              Interest Rate.

(a)           Except as set forth in Section 2(b) of the Subordinated Note, the Accreted Principal Amount (as hereinafter defined) upon this Note shall bear interest at the rate of 20.0% per annum, of which amount (a) 11% per annum shall be payable in cash on each Interest Payment Date (the “Cash Amount”) and (b) 9% per annum shall be payable by adding such interest to the Accreted Principal Amount in any case on each Interest Payment Date (as defined below) (the  “PIK Amount” and together with the Cash Amount, the “Aggregate Interest”).  The Cash Amount shall be payable and the PIK Amount shall be added to the Accreted Principal Amount quarterly, in arrears, commencing on October 15, 2013 and continuing on each July 15th,  October 15th, January 15th and April 15th thereafter.  If any such date shall not be a Business Day, then such payments and additions shall be made on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable or accruable being an “Interest Payment Date”).  Interest on this Note shall accrue from the date of issuance until repayment of the Accreted Principal Amount and payment of all accrued interest in full.  All interest due hereunder shall be computed on the per annum basis of a month of 30 days and a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.  Notwithstanding anything to the contrary, upon the Maturity Date of this Note and at all times thereafter, all interest on the Accreted Principal Amount of this Note shall be paid in cash upon demand.  At any time, the outstanding principal amount of this Note, including all PIK Amounts and Default PIK Amounts (as defined below) added thereto through such time, is referred to in this Note as the “Accreted Principal Amount”.

(b)           If the aggregate amount of PIK Amount and all other original issue discount, if any (together, the “Unpaid Accrual”), under this Note on the fifth anniversary of January 12, 2011 would, but for this provision, exceed an amount equal to the product of (i) the issue price (as defined in Sections 1273(b) and 1274(a) of the Internal Revenue Code of 1986, as amended (the “Code”)) of this Note, and (ii) the yield to maturity (as interpreted in accordance with Section 163(i) of the Code) of this Note

Ex 2.1-2

(such product, the “Maximum Accrual”) as determined by Issuer, then (x) Issuer shall pay in cash an amount equal to the excess of the Unpaid Accrual over the Maximum Accrual on such date, (y) all of the Aggregate Interest subsequently accruing under this Note shall be payable currently on each Interest Payment Date, and no portion of such Aggregate Interest subsequently accruing under this Note shall constitute or be treated as PIK Amount, and (z) if, on any Interest Payment Date following the fifth anniversary January 12, 2011, the aggregate amount of unpaid PIK Amount and all other original issue discount, if any, as of such Interest Payment Date would, but for this provision, exceed (an “Excess Accrual”) the Maximum Accrual as determined by Issuer, then Issuer shall pay in cash an amount equal to the excess of such Excess Accrual over the Maximum Accrual on such Interest Payment Date (for purposes of determining the amount of unpaid PIK Amount on any such Interest Payment Date, any payment required under clauses (x) or (z) shall be treated as a payment of the then outstanding PIK Amount).

(c)           Default Rate of Interest.  Upon the occurrence and during the continuation of an Event of Default, then, at the option of Purchaser, interest shall accrue on the Accreted Principal Amount at an interest rate equal to the above-stated interest rate plus two percent (2%) per annum (the “Default Rate”).  Interest at the Default Rate shall be payable solely by adding such interest to the Accreted Principal Amount upon demand by Purchaser.  Any interest upon this Note that is required by this Note to be paid in cash but is not paid in cash because the Maker is prohibited from paying such interest in cash pursuant to the Subordination Agreement (Senior Lender) shall be payable by adding such interest to the Accreted Principal Amount on each Interest Payment Date (the “Default PIK Amount”).

Section 3.              Payment of Principal; Maturity Date.  The Accreted Principal Amount, together with accrued and unpaid interest and all other unpaid Obligations, shall be due and payable in full on July 26, 2017 (the “Maturity Date”).

Section 4.              Prepayments.  Until the Senior Creditor Obligations have been Paid-in-Full (as such terms are defined in the Subordination Agreement, this Note may not be prepaid.  Thereafter, this Note may be prepaid in accordance with the terms of the Agreement.

Section 5.              Collateral.  This Note is unsecured.

Section 6.              Default and Remedies.  The occurrence and continuance of an Event of Default under the Agreement which has not been waived shall constitute a default hereunder and shall entitle Purchaser to exercise the rights and remedies specified in the Agreement and the Guaranty.

Section 7.              Miscellaneous.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to this Note, together with all fees, charges and other amounts that are treated as interest on this Note under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by Purchaser in accordance with applicable law, the rate of interest payable in respect of this Note, together with all Charges payable in respect thereof, shall be

Ex 2.1-3

limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of this Note but were not payable as a result of the operation of this Section 7 shall be cumulated and the interest and Charges payable to Purchaser in respect of this Note or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the weighted average of the rates on overnight Federal funds transactions to the date of repayment, shall have been received by Purchaser.

Section 8.              Existing Note.  Effective as of the date hereof, this Note amends and replaces in its entirety and restates that certain Unsecured Subordinated Note dated January 12, 2011, in the principal amount of $15,000,000 and made by the Maker to the order of the Purchaser (the “Existing Note”).  The terms and conditions of this Note supersede, effective as of the date hereof, the terms and conditions of the Existing Note, provided, however, that the obligations incurred under the Existing Note shall continue under this Term Note and shall not in any circumstance be terminated, extinguished or discharged hereby but shall hereafter be governed by the terms of this Note.

[The remainder of this page is intentionally left blank.]

Ex 2.1-4

IN WITNESS WHEREOF, the undersigned has duly caused this Note to be executed as of the date first above written.

PATRIOT HOLDING CORP.

By:
Name:	Joseph M. Heinen
Title:	Vice President, Secretary and Treasurer

Ex 2.1-5